DECEMBER 31, 2014

MIZUHO ALTERNATIVE INVESTMENTS, LLC

                                 CODE OF ETHICS
                     (INCLUDING PERSONAL TRADING POLICY AND
                            INSIDER TRADING POLICY)

I. INTRODUCTION.

          This Code of Ethics is predicated on the principle that Mizuho Alternative Investments, LLC ("MAI") owes a fiduciary duty to its clients. Accordingly, MAI must avoid activities, interests and relationships that run contrary to the best interests of clients. To that end, and in accordance with
Section 204A of the Investment Advisers Act of 1940 (the "ADVISERS ACT") and Rule 204A-1 thereunder, as well as Rule 17j-1 under the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"), MAI has adopted this Code of Ethics to establish policies and procedures promoting ethical practices and conduct by "ACCESS PERSONS" (officers, employees and long-term onsite consultants) and attempting to prevent violations of the Federal Securities Laws, (1) including the Advisers Act and the Investment Company Act. MAI and all Access Persons are subject to the Code of Ethics.

          Each Access Person is required to read the Code of Ethics and annually certify compliance with its provisions and reporting requirements. Any questions with respect to MAI's Code of Ethics should be directed to the Chief Compliance Officer (CCO).
Acknowledgement of and compliance with the Code of Ethics are conditions of employment with or engagement by MAI. Any questions concerning MAI's Code of Ethics should be directed to the CCO. Violations of this Code of Ethics shall be escalated to the Chief Executive Officer (CEO) of MAI as necessary. As discussed in greater detail below, Access Persons must promptly report any violations of the Code of Ethics to the CCO. All reporting of Code of Ethics violations will be treated as being made on an anonymous basis.

II. DEFINITIONS.

          The following terms used without definition in this Code of Ethics have the following meanings:

          o ACCESS PERSON -- means all Employees (and long-term onsite consultants) (i) who have access to non-public information regarding any client's purchase or sale of securities, who are involved in making securities recommendations to clients, or have access to such recommendations that are non-public, or (ii) who, in connection with their regular functions or duties, make, participate


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(1) "FEDERAL SECURITIES LAWS" means the Securities Act of 1933, the Securities
Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

MAI - Code of Ethics - 2014-08-18 - Final.docx

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               in, or obtain information regard the purchase or sale of Covered
               Securities by a Reportable Fund, or whose functions relate to the making of any such recommendation with respect to such purchases or sales.

          o ADVISERS ACT -- means the Investment Advisers Act of 1940, as amended.

          o AUTOMATIC INVESTMENT PLAN -- means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan (DRIP).

          o BENEFICIAL INTEREST -- An Access Person is considered to have a Beneficial Interest in a security if he or she has or shares, directly or indirectly, a pecuniary interest in the security, as defined by the provisions of Section 16 of the Exchange Act, and the rules and regulations thereunder. Access Persons have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction, including, but not limited to, transactions in securities held by an immediate family member sharing the same household or any individual to whom the Access Person provides material financial support. An immediate family member is any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in- law and includes adoptive relationships.

          o CCO -- means MAI's Chief Compliance Officer. Please refer to MAI's current organizational chart for the name of the individual holding this title.

          o    CEO -- means MAI's Chief Executive Officer. Please refer to
               MAI's current organizational chart for the name of the individual holding this title.

          o    COO -- means MAI's Chief Operating Officer. Please refer to
               MAI's current organizational chart for the name of the individual holding this title.

          o COVERED SECURITY - means any security as defined under Section 2(a)(36) of the Investment Company Act, except: (A) direct obligations of the government of the United States; (B) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (C) shares issued by Mutual Funds.

          o EMPLOYEE(S) -- means MAI's officers and employees. Employee also includes long-term onsite consultants who are Access Persons as the context may require.

          o EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended.

          o EXEMPT ACCOUNT -- means any securities account over which the Access Person does not have any direct or indirect influence or control. Please see Section IV. A. 3.

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          o    EXEMPT TRANSACTION -- means certain transactions that do not require pre-trade clearance and are not subject to mandatory reporting under the Personal Trading Policy. Please see Section
               IV. A. 4.

          o FEDERAL SECURITIES LAWS -- means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

          o INITIAL PUBLIC OFFERING -- means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

          o INVESTMENT COMPANY ACT -- means the Investment Company Act of 1940, as amended.

          o    MAI -- means Mizuho Alternative Investments, LLC.

          o MUTUAL FUND - means an open-end investment company registered under the Investment Company Act (other than an exchange-traded fund (ETF)).

          o PERSONAL ACCOUNT -- means any securities account maintained with or by an issuer or broker in which an Access Person has a Beneficial Interest, other than an account over which the Access Person does NOT have any direct or indirect influence or control.

          o PERSONAL SECURITY TRANSACTION -- means an Access Person's trade (direct or indirect) in any Reportable Security in which the Access Person has a Beneficial Interest or acquires a Beneficial Interest by virtue of the trade.

          o PTCC -- means the Personal Trading Control Center, (o) an online tool available to Access Persons for compliance-related submissions, requests and materials. Specifically, Access Persons may use PTCC to submit certifications, trade pre-clearance requests, accounts, holdings and transaction reports and to access MAI's Regulatory Compliance Manual.

          o PRE-CLEARANCE EXEMPTED SECURITY -- means any type of security that is exempt from pre-clearance under MAI's Personal Security Transaction Policy, I. E. , U. S. Treasury bills, notes and bonds, municipal bonds, money market instruments, Mutual Funds (open-end investment companies, including Reportable Funds), ETFs (closed-end and open-end investment companies, including Reportable Funds), securities purchased pursuant to an Automatic Investment Plan, and shares issued by unit investment trusts that are invested exclusively in one or more Mutual Funds.

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          o    PRIVATE PLACEMENT -- means an offering of securities that is exempt from registration under the Securities Act pursuant to Sections 4(2) or 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 of Regulation D under the Securities Act.

          o REGISTERED FUND -- means an investment company registered under the Investment Company Act.

          o REPORTABLE FUND -- means (a) any Registered Fund for which MAI serves as the investment adviser as defined in Section 2(a)(20) of the Investment Company Act (I. E. , in most cases MAI would need to be approved by the Registered Fund's board of directors before it could serve); or (b) any Registered Fund whose investment adviser or principal underwriter controls MAI, is controlled by MAI, or is under common control with MAI. Currently, MAI advises a single Reportable Fund: Rothschild Larch Lane Alternatives Fund (Tickers: RLLBX/RLLIX).

          o REPORTABLE SECURITIES -- means ANY SECURITY, as that term is defined in Section 202(a)(18) of the Advisers Act, except that it does NOT include:

               o Direct obligations of the government of the United States of America (such as Treasury bills, notes and bonds);

               o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

               o    Shares issued by money market funds;

               o Shares issued by Mutual Funds, other than Reportable Funds; and o Shares issued by unit investment trusts that are invested exclusively in one or more Mutual Funds, none of which are Reportable Funds.(2)

          o RESTRICTED LIST -- means a list of securities that MAI has determined are generally not acceptable for trading by Employees and Access Persons.

          o    SECURITIES ACT -- means the Securities Act of 1933, as amended.

          o    SECURITY HELD OR TO BE ACQUIRED - means: (A) any Covered
               Security which, within the most recent fifteen (15) calendar days: (i) is or has been held by a registered investment company; or (ii) is being or has been considered by the such registered investment company or its investment adviser for purchase by such registered investment company; and (B) any option to purchase or sell,


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(2) Generally, this would only apply to Mutual Funds embedded within variable insurance products, such as variable life insurance policies or variable annuities.

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               and any security convertible into or exchangeable for, a Covered
               Security described in paragraph (A) of this definition.

III.GUIDING PRINCIPLES AND STANDARDS OF CONDUCT.

          All Employees of MAI (and long-term onsite consultants) will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees and consultants. The following set of principles frame the professional and ethical conduct that MAI expects from its Employees and consultants:

          o Act with integrity, dignity, competence, diligence, respect and in an ethical manner with the public, clients, prospective clients, third-party service providers, and fellow Employees;

          o Place the integrity of the investment profession, the interests of clients, and the interests of MAI above one's own personal interests;

          o Adhere to the fundamental principle that you should not take inappropriate advantage of your position;

          o Avoid any actual or potential material conflict of interest prior to consulting with senior management;

          o    Disclose all material conflicts of interest to clients;

          o Conduct all personal securities transactions in a manner consistent with this Code of Ethics;

          o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

          o Practice and encourage others to practice in a professional and ethical manner, such as will reflect favorably on you and the profession;

          o Promote the integrity of and uphold the rules governing the capital markets;

          o Maintain and improve your professional competence and strive to maintain and improve that of other investment professionals; and

          o    Comply with all applicable provisions of the Federal Securities
               Laws.

          Additionally, Rule 17j-1(b) under the Investment Company Act prohibits an investment adviser (including a sub-adviser) to a Registered Fund, or an affiliated person of such adviser, in connection with the purchase or sale, directly or indirectly, by such person of any Security Held or to be Acquired by such Registered Fund:

          o To employ any device, scheme or artifice to defraud the Registered Fund;

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          o    To make any untrue statement of a material fact to the
               Registered Fund or omit to state a material fact necessary in order to make the statements made to the Registered Fund, in light of the circumstances under which they are made, not misleading;

          o To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Registered Fund; or

          o To engage in any manipulative practice with respect to the Registered Fund.

          "SECURITY HELD OR TO BE ACQUIRED" means: (A) any Covered Security which, within the most recent fifteen (15) calendar days: (i) is or has been held by a registered investment company; or (ii) is being or has been considered by the such registered investment company or its investment adviser for purchase by such registered investment company; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (A) of this definition.
"COVERED SECURITY" means any security as defined under Section 2(a)(36) of the Investment Company Act, except: (A) direct obligations of the government of the United States; (B) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (C) shares issued by Mutual Funds.

IV. PERSONAL TRADING POLICY.

          The Personal Trading Policy covers any securities transactions in Reportable Securities for a Personal Account maintained by an Access Person. As a general rule, Access Persons may not engage in any securities transaction for a Personal Account when the transaction will cause harm to the interests of one or more of our clients.

          All Employees must assume that they are Access Persons unless told otherwise by the CCO. In general, temporary employees (such as summer interns) and short-term consultants (whether onsite or offsite) will not be treated as Access Persons. Long-term onsite consultants will be treated as Access Persons.


          A. PERSONAL ACCOUNTS; PERSONAL SECURITIES TRANSACTIONS.

          Any securities account maintained with or by an issuer or broker in which an Access Person has a Beneficial Interest is a "PERSONAL ACCOUNT" for purposes of MAI's Personal Trading Policy, other than an account over which the Access Person does NOT have any direct or indirect influence or control, as defined in Section IV.A.3.

               1. REPORTABLE SECURITIES.

          MAI requires Access Persons to provide periodic reports regarding transactions and holdings in ANY SECURITY, as that term is defined in Section 202(a)(18) of the Advisers Act ("REPORTABLE SECURITY"), except that it does NOT include:

     o Direct obligations of the government of the United States of America (such as Treasury bills, notes and bonds);

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     o    Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     o    Shares issued by money market funds;

     o    Shares issued by Mutual Funds, other than Reportable Funds; and

     o Shares issued by unit investment trusts that are invested exclusively in one or more Mutual Funds, none of which are Reportable Funds. (3)

          NOTE: Exchange-traded funds (ETFs) (whether open-end or closed-end) are all considered Reportable Securities for purposes of the Personal Trading Policy.

          NOTE: Currently, MAI advises a single Reportable Fund: Rothschild Larch Lane Alternatives Fund (Tickers: RLLBX/RLLIX).

               2. BENEFICIAL OWNERSHIP.

          Access Persons are considered to have a Beneficial Interest in Reportable Securities if they have or share a direct or indirect pecuniary interest in the securities, as defined by the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Access Persons have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

     The following are examples of indirect pecuniary interests in securities:

     o Securities held by members of an Access Person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

     o An Access Person's interest as a general partner in securities held by a general or limited partnership; and

     o An Access Person's interest as a manager or managing member in the securities held by a limited liability company.

          Additional guidance on various types of legal arrangements that may give rise to beneficial ownership can be found below:


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(3) Generally, this would only apply to Mutual Funds embedded within variable insurance products, such as variable life insurance policies or variable annuities.

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               (a) LEGAL ENTITIES

          Access Persons do NOT have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

               (b) TRUSTS.

          The following circumstances constitute beneficial ownership by Access Persons of securities held by a trust:

          o Ownership of securities as a trustee where either the Access Person or members of the Access Person's immediate family have a vested interest in the principal or income of the trust;

          o    Ownership of a vested beneficial interest in a trust; and

          o An Access Person's status as a settlor or grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Access Person to revoke the trust.

          If you have any questions about the application of the foregoing rules to your specific situation, please speak to the CCO.

3. EXEMPT ACCOUNTS.

          Any securities account over which the Access Person does not have any direct or indirect influence or control are considered Exempt Accounts and not subject to mandatory reporting under the Personal Trading Policy. In addition, securities transactions effected in an Exempt Account do not require pre-trade clearance. Some examples of Exempt Accounts include the following:

          o Presuming that his or her relatives do not reside in the same household as the Access Person, accounts of family members outside of the immediate family would be Exempt Accounts, as long as the Access Person does not have any Beneficial Interest in those accounts.

          o Similarly, a "blind trust" or other arrangement where a professional investment adviser is responsible for all investment decisions would be an Exempt Account. In such cases, Access Persons must provide to the CCO copies of investment advisory agreements, powers of attorney, or similar documentation demonstrating that the Access Person does not have the authority to direct transactions for the securities account to qualify as an Exempt Account. In evaluating whether the documents provided establish that an account is an Exempt Account, the CCO may condition Exempt Account treatment on requiring the Access Person to report the Exempt Account as Personal Account and reporting Personal Securities Transactions in the Exempt Account in accordance with Section IV. E.

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               4. EXEMPT TRANSACTIONS.

          The following transactions are considered Exempt Transactions and therefore do not require pre-trade clearance and are not subject to mandatory reporting under the Personal Trading Policy:

     o Any Reportable Security purchased pursuant to an Automatic Investment Plan, such as a Dividend Reinvestment Plan (DRIP).

     B.  FUTURES AND OPTIONS ON FUTURES.

          MAI's policy is not to permit any non-customer or proprietary trading in commodity futures or options on futures. Under this Personal Trading Policy, trading in futures and options on futures for a Personal Account maintained by an Access Person is PROHIBITED. Access Persons must attest to their compliance with this prohibition on a quarterly basis. (Please note that this prohibition does not include investments in public or private investment funds that are treated as "commodity pools" by applicable regulation. Any such investments in private investment funds (such as "hedge funds") must be pre-cleared and reported under this Personal Trading Policy.)

     C. PRE-CLEARANCE OF PERSONAL SECURITY TRANSACTIONS.

          An Access Person must have written pre-clearance for each Personal Security Transaction effected by that Access Person before executing that Personal Security Transaction (unless the transaction occurs in a Pre-Clearance Exempted Security). While an Access Person may have a Beneficial Interest in Reportable Securities where the Personal Security Transaction was effected by an Access Person's immediate family member sharing the same household, only in the case where an Access Person personally effects (or directs an agent to effect) the Personal Security Transaction is written pre-clearance required. MAI reserves the right to disapprove any Personal Security Transaction and may not grant clearance for a Personal Security Transaction for any number of reasons, including, but not limited to, the appearance of impropriety.

          All pre-clearance requests must be submitted online using the Personal Trading Control Centero ("PTCC") and must be approved by the CCO (or someone designated by the CCO). Please refer to ATTACHMENT A for an indicative form of MAI's Personal Trading Pre-Clearance Form.

          Once pre-clearance is granted, the Employee will have three (3) trading days following approval to execute the trade (the "PRE-CLEARANCE PERIOD"). If the trade is not fully executed during the Pre-Clearance Period and the Employee wishes to continue transacting in the relevant Reportable Security after the Pre-Clearance Period has expired, he or she must again obtain pre-clearance for such Personal Security Transaction using PTCC. In view of the Pre-Clearance Period, an Employee may want to consider using a "market," "day" or "immediate-or-cancel" order, rather than a "limit" or "good-til-cancelled" order, to obtain assurance that the trade will be executed within the allotted time.

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          Unless otherwise noted, no pre-clearance is required for any Personal
Security Transaction in a Pre-Clearance Exempted Security (as discussed below).

          1. PRE-CLEARANCE EXEMPTED SECURITIES.

          Personal Security Transaction in the following securities are exempt from the requirement under this Personal Trading Policy to obtain written pre-clearance prior to execution:

          o    U. S. Treasury bills, notes and bonds;

          o    Municipal bonds;

          o    Money market instruments;

          o Mutual Funds (open-end investment companies, including Reportable Funds);

          o ETFs (closed-end and open-end investment companies, including Reportable Funds);

          o Any Reportable Security purchased pursuant to an Automatic Investment Plan, such as a Dividend Reinvestment Plan (DRIP); and

          o Shares issued by unit investment trusts that are invested exclusively in one or more Mutual Funds. (4)

          WARNING: In certain circumstances, one or more Pre-Clearance Exempted Securities may appear on the Restricted List. Access Persons are cautioned to check the Restricted List before engaging in any Personal Security Transaction.


     D. PRE-CLEARANCE OF INVESTMENTS IN PRIVATE PLACEMENTS AND INITIAL PUBLIC OFFERINGS.

          An Access Person may not acquire, directly or indirectly, any Beneficial Interest in any Private Placement or Initial Public Offering without first obtaining prior approval from the CCO in order to preclude any possibility of the Access Person profiting improperly from his or her activities on behalf of a client. The CCO will (a) obtain from the Access Person full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of a client), and (b) conclude, after review, that no clients have any foreseeable interest in purchasing the Reportable Security. A record of the approval by the CCO will be kept in accordance with this Code of Ethics. All pre-clearance requests must be submitted online using PTCC. Please refer to ATTACHMENT B for an indicative form of the Private Placement and IPO Request and Reporting Form. Access Persons must also


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(4) Generally, this would only apply to Mutual Funds embedded within variable insurance products, such as variable life insurance policies or variable annuities.

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complete a pre-clearance request using MAI's Personal Trading Pre-Clearance
Form (see ATTACHMENT A).

          All pre-clearance requests must be submitted to MAI's CCO or someone so designated by the CCO with the CCO's oversight. MAI's CCO will submit all of his or her pre-clearance requests to MAI's Chief Operator Officer (COO). Once pre-clearance is granted to an Access Person, the authorization is good from the date it is granted until: (i) for a Private Placement, the closing date; or
(ii) for an Initial Public Offering, the opening of trading on the trading day following the Initial Public Offering.

          E. REPORTING OF SECURITIES TRANSACTIONS IN PERSONAL ACCOUNTS.

          In order to comply with Rule 204A-1 and Rule 17j-1, each Access Person of MAI must submit the following reports to the CCO reporting all Personal Accounts (any securities account maintained with or by an issuer or broker in which an Access Person has a Beneficial Interest) and showing all holdings of and transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest, except for Exempt Transactions (as described in Section IV.A.3). As a practical matter, this will include any securities account maintained at any bank, brokerage firm, or similar financial institution, including accounts at financial institutions maintained outside the United States. THIS INFORMATION WILL BE MAINTAINED IN THE STRICTEST CONFIDENCE AND REVIEWED ONLY FOR PURPOSES OF REVIEWING COMPLIANCE WITH THIS CODE OF ETHICS.

               1. INITIAL AND ANNUAL HOLDINGS REPORTS.

          New MAI Access Persons are required to report all of their Personal Accounts and Reportable Securities holdings not later than ten (10) calendar days after the commencement of their employment. (See ATTACHMENT C for an indicative form of the Initial Holdings Report.) The Initial Holdings Report must be current as of a date not more than 45 calendar days prior to the date the person becomes an Access Person.

          Existing Access Persons are required to provide MAI with a complete list of all of their Personal Accounts and Reportable Securities holdings on an annual basis, or on or before February 14 (th) (as determined by MAI) of each year. The report must be current as of December 31 (st) , which is a date no more than 45 calendar days from the final date the report is due to be submitted. (See ATTACHMENT D for an indicative form of the Annual Holdings Report.)

Each holdings report (both the initial and annual) must contain, at a minimum:

     o the title and type of Reportable Security, and as applicable the exchange ticker symbol or CUSIP or RIC number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

     o the name of any broker, dealer, or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

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     o    the date the Access Person submits the report.

               2.  QUARTERLY TRANSACTION REPORTS.

          MAI Access Persons are required to report all of their Personal Securities Transactions to MAI within thirty (30) calendar days of the end of the calendar quarter during which the transactions occurred. Any new Personal Accounts must also be reported within thirty (30) calendar days of the end of the calendar quarter during which the Personal Account was established. (See ATTACHMENT E for an indicative form of the Quarterly Transaction Report.) With respect to each Personal Securities Transactions, each Quarterly Transaction Report must contain, at a minimum:

     o    The title and amount of the Reportable Security involved;

     o    Number of shares;

     o    Exchange ticker symbol or CUSIP or RIC number;

     o    Interest rate and maturity date, if applicable;

     o The date and nature of the transaction (E. G. , purchase, sale or other acquisition or disposition);

     o    The price at which the transaction was effected;

     o The name of the broker, dealer, or bank with or through whom the transaction was effected (if any); and

     o    The date the report was submitted.

          With respect to each Personal Account, each Quarterly Transaction Report must contain, at a minimum:

o The name of the broker, dealer or bank with whom the Access Person established the account; o The date the account was established; and o The date the report was submitted.

               3. PERSONAL SECURITIES TRANSACTION ACCOUNT DATA FEEDS; DUPLICATE
                  CONFIRMATIONS AND ACCOUNT STATEMENTS.

          MAI uses PTCC, an automated solution for personal trading compliance provided by Compliance Science. ([R]) An integral part PTCC is the centralized receipt and processing of daily broker account information. For personal trading accounts for employees of firms in the securities industry, brokers are required by industry regulation to provide

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duplicate account information to the employees' compliance departments. To facilitate this, most major brokers provide a secure electronic feed to PTCC with the necessary account information. If a broker data feed is not available, the Access Person may enter the trades manually into PTCC or submit an electronic file to PTCC.

          Each Access Person is required to cooperate with the CCO in initializing and maintaining an electronic data feed to PTCC from brokers and custodians that maintain Personal Accounts and execute Personal Securities Transactions for that Access Person.
Cooperation includes, among other things, (i) via PTCC, reporting the name of the account, the account number and the name of the broker or custodian, and
(ii) signing consent or authorization forms that may be required by the broker or custodian prior to delivering securities transaction information via automated data feed. The CCO will contact brokers directly to initiate new data feeds or to add or remove Access Persons from existing feeds. The CCO may also ask the Access Person to contact his or her broker (for example, if the broker required that special action be taken by the account holder before processing the data feed request).

          In cases where a broker or custodian maintains one or more Personal Accounts for an Access Person in which the Access Person can execute Personal Securities Transactions in Reportable Securities, but the broker or custodian is unable or unwilling to provide transaction and holdings information via an automated electronic data feed, MAI may require the broker or custodian to send statements directly to MAI, or if they are unable or unwilling, for the Access Person to provide copies of broker account statements. The CCO will notify the Access Person in question of MAI's requirements in his or her particular case.


          Please note that MAI will NOT require duplicate confirmations and/or account statements from 401ks, IRAs, or 529s or similar Mutual Fund-only accounts. However, the existence of these accounts must still be reported as Personal Accounts via PTCC, even if they do not contain Reportable Securities.


          If an Access Person is required to instruct his or her broker(s) to send to MAI duplicate broker trade confirmations and duplicate month-end account statements for the Access Person's Personal Accounts, these must be received by the CCO no later than thirty (30) calendar days after the end of each calendar month. A form letter to brokerage firms requesting duplicate trade confirmations and duplicate account statements is attached as ATTACHMENT F.

          In cases where a broker is not willing or able to send MAI duplicate broker trade confirmations and duplicate month-end account statements for the Access Person's Personal Accounts, the Access Person must provide the relevant information for the trade to the CCO by supplying MAI with a copy of a month-end account statement for each Personal Account for which MAI has not received duplicate broker trade confirmations and duplicate month-end account statements directly from the broker. PLEASE NOTE THAT THE RECEIPT OF DUPLICATE TRADE CONFIRMATIONS AND MONTHLY ACCOUNTS STATEMENTS IS NOT A SUBSTITUTE FOR REPORTING PERSONAL ACCOUNTS AND PERSONAL SECURITIES TRANSACTIONS VIA PTCC.

          F. RESTRICTED LIST.

          To aid in compliance with trading prohibitions and restrictions, MAI will compile, update and distribute a list, as needed from time to time and for internal use only, of securities that MAI has determined are generally not acceptable for trading by Employees and Access Persons (the "RESTRICTED LIST"). Securities may be placed on the Restricted List for any of several reasons, including that:

     o MAI may have material, non-public information regarding the security or its issuer;

     o MAI may have a significant position in the security and the additional purchase or sale of the security may trigger regulatory disclosure obligations;

     o MAI may have a significant position in the security and trading by Access Persons in close proximity to trades in the same security executed by MAI for client accounts may be viewed as "front running" or "scalping" a client; or

     o    The security may be critical to a firm trading strategy.

          1.  THE RATIONALE.

          Unmonitored trading in securities in which client accounts (or MAI accounts) hold significant positions could cause unintended legal or regulatory problems for MAI or our clients. Significant problems can also arise when trading occurs in securities about which MAI has material, non-public information. In addition, certain transactions in which MAI engages on behalf of clients may require, for either business or legal reasons, that none of the client accounts or Personal Accounts trade in a particular security for a specified period of time. For these reasons, MAI prohibits trading in Personal Accounts involving securities on MAI's Restricted List absent written approval from the CCO.

          2. MAINTENANCE OF THE RESTRICTED LIST.

          The Restricted List will be compiled and maintained by the CCO and circulated to Employees via PTCC. All Employees of MAI are required to report to the CCO immediately upon learning of an issuer whose securities should be included on the Restricted List.

          3. CONFIDENTIALITY AGREEMENTS.

          From time to time, MAI may enter into confidentiality agreements with respect to specific transactions that directly or indirectly apply to our Employees. Before MAI enters into a confidentiality agreement, a copy of the agreement should be sent to the CCO for review. If necessary, the relevant company or target will be added to the Restricted List. Each Employee of MAI must abide by any confidentiality agreement applicable to MAI.

          4. CONFIDENTIALITY OF THE RESTRICTED LIST.

          The composition of the Restricted List is confidential information and may not be disclosed to anyone, except in accordance with this Code. An Employee should never tell a broker or friend that he or she couldn't buy or sell a security because it is on MAI's Restricted List. Indeed, if you discover that you cannot engage in a proposed trade suggested by someone else (E.G., a broker or co-trustee), you should be careful to use language that does not signal why you are not engaging in the proposed trade.

          G. INVESTMENT HOLDING PERIOD.

          1. IN GENERAL.

          Access Persons are required to hold positions in Reportable Securities (excluding Pre-Clearance Exempt Securities) in their Personal Accounts for a minimum period for thirty (30) calendar days. Access Persons will not be permitted to close (E.G., sell long or cover short) a position in a Reportable Security (excluding Pre-Clearance Exempt Securities) in a Personal Account within 30 calendar days of the date the position was established. With respect to option exercises, Access Persons may tack on the option holding period to meet the minimum holding period requirement. Similarly, when closing a position in an options contract upon expiration while entering into a new position in the contract for the following quarter (a "roll"), holdings periods for the two contracts will be tacked together. The trade date of each purchase and sale will be the date used to determine when that position was established. For Pre-Clearance Exempt Securities, please see Section IV.C.1 A "last in, first out" accounting method will be used to match purchases and sales. Long purchases will be matched with long sales, and short sales will be matched with short covers, but not the other way around. (For example, a long sale followed by a long purchase within 30 calendar days would not be matched.) In view of the minimum holding period, an Employee may wish to consider avoiding "stop" or "stop-limit" orders that might result in an unanticipated closing transaction during the 30-calendar day holding period.

          2. FINANCIAL HARDSHIP EXEMPTIONS.

          An Access Person may liquidate a position within 30 calendar days of the date the position was established, if the subsequent liquidating transaction will result in a financial loss equal to or greater than 15% of the cost basis to establish the position (excluding commission costs and fees). An Access Person also may be permitted to liquidate a position before the end of the 30-calendar day holding period if he or she may be subject to financial hardship if required to maintain the position. Hardship cases will require separate approval from the CCO.

          H. ADDITIONAL WAIVERS AND EXCEPTIONS.

          An Access Person may request a waiver or exception in writing to the CCO of any provision of this Code, including a request for special approval to engage in a

Personal Securities Transaction otherwise prohibited by the Code of Ethics. The CCO may consult with the CEO when considering any such requests.

          I. TRADING AND REVIEW.

          The CCO will monitor each Access Person's trading activities and review each Access Person's holdings and transaction reports to detect any violation of the foregoing Personal Trading Policy. If MAI discovers that an Employee is personally trading contrary to the policies and procedures set forth above, the Employee will meet or otherwise communicate with the CCO to review the facts surrounding the transactions. This meeting will help MAI to determine the appropriate course of action.

A summary of the provisions of the Personal Trading Policy can be found in ATTACHMENT I.

     V. PROHIBITION ON INSIDER TRADING.

          A. BACKGROUND.

          Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, non-public information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, MAI has instituted procedures to prevent the misuse of material, non-public information.

          Although "insider trading" is not defined in Federal Securities Laws, it is generally thought to consist of trading either personally, or on behalf of others, on the basis of material, non-public information, or communicating material, non-public information to others, in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of material, non-public information;

     o Trading by a non-insider while in possession of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

     o Communicating material, non-public information to others in breach of a duty to protect the information or communicating misappropriated information; and

     o Trading by a non-insider while in possession of material, non-public information with respect to a tender offer received from the offeror, target or a related person of the offeror or target.

          Insider trading includes trades made to avoid a loss as well as to earn a profit. Violations of these provisions may result in civil and criminal penalties, including fines and jail sentences. Any questions about MAI's Insider Trading Policy should be directed to the CCO.

          B. WHOM DOES THE POLICY COVER?

          This policy covers all of MAI's Employees as well as any transactions in securities by family members, trusts or corporations or other legal entities directly or indirectly controlled by an Employee. This Policy also covers all trading by MAI on its own behalf or on behalf of its advisory clients.

          C. WHAT INFORMATION IS MATERIAL?

          Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Advance knowledge of the following types of information is generally regarded as "material":

     o    Dividend or earnings announcements

     o    Write-downs or write-offs of assets

     o    Additions to reserves for bad debts or contingent liabilities

     o    Expansion or curtailment of company or major division operations

     o    Merger and joint venture announcements

     o    A change in debt ratings

     o    New product or service announcements

     o    Discovery or research developments

     o    Criminal, civil and government investigations and indictments

     o    Pending labor disputes

     o    Debt service or liquidity problems

     o    Bankruptcy or insolvency problems

     o    Tender offers, stock repurchase plans, and other recapitalizations

     o    Expansion or contraction of operations

     o    Significant management developments

     o    Development of a new product

     o    Pending securities transactional order flow

          The list above is not exhaustive. It is merely illustrative of the types of information that could be considered material. Except in obvious cases of insignificant information, inside information should be presumed to be material unless it has been previously concluded otherwise.

          Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Information may be provided through officers, employees or consultants. The misuse of material, non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

          Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

          D. WHAT INFORMATION IS NON-PUBLIC?

          In order for issues concerning insider trading to arise, information must not only be material, but also must be non-public. "Non-public" information generally means information that has not been made available to the investing public. Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, but also there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

          MAI's Employees should be aware that, even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the Employee makes him or her a "tippee" depends on whether the corporate insider/fiduciary expects to benefit personally, either directly or indirectly, from the disclosure. The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a QUID PRO QUO from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, such as at social gatherings or by overhearing conversations.

          E. PENALTIES FOR TRADING ON INSIDER INFORMATION.

          Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1 million or three times the profit gained or loss avoided, respectively.

          F. PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE OR SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION.

          If an Employee has questions as to whether he or she is in possession of material, non-public information, the Employee must inform the CCO as soon as possible. At this point, the CCO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated. Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

     o Will not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company, either on their own behalf or on behalf of MAI or its advisory clients;

     o Will not engage in transactions in the securities of any company, except in accordance with MAI's Personal Trading Policy and the securities laws;

     o Will submit personal security trading reports in accordance with the Personal Trading Policy;

     o Will not disclose any material, non-public information to third parties in violation of the Federal Securities Laws;

     o Will not discuss any potentially material, non-public information with colleagues, except as specifically required by their position;

     o Will immediately report the potential receipt of material, non-public information to the CCO; and

     o Will not proceed with any research or trading until the CCO informs the Employee of the appropriate course of action.

     VI.  CODE OF ETHICS CERTIFICATION; ANNUAL COMPLIANCE QUESTIONNAIRE.

          Every Employee must sign at the commencement of employment a Code of Ethics Certification acknowledging that the Employee has read, understands and agrees to abide by the Code of Ethics. A copy of the Certification is attached as ATTACHMENT G. Thereafter, every Employee must complete and sign the Code of Ethics Certification at least once each year. Furthermore, any and all amendments to the Code will be promptly provided to Employees and every Employee must sign the Certification at the time of amendment acknowledging that the Employee has read, understands and agrees to abide by the amendments to the Code. These Certifications must be returned promptly to the CCO.

          Every Employee must sign at the commencement of employment an Annual Compliance Questionnaire, requesting disclosure about material compliance information and obligations. A copy of the Annual Compliance Questionnaire is attached as

ATTACHMENT H. Thereafter, every Employee must complete and sign the Annual Compliance Questionnaire at least once each calendar year. These Annual Compliance Questionnaires must be returned promptly to the CCO.

     VII. DISCLOSURE.

          MAI will describe its Code of Ethics to clients in Part 2A of Form ADV and, upon request, furnish clients, investors, prospective clients, and prospective investors with a copy of the Code of Ethics. All client requests for MAI's Code of Ethics will be directed to the CCO.

     VIII. RECORDKEEPING.

          MAI will maintain records in the manner and to the extent set forth below, which records will be available for appropriate examination by representatives of the Securities and Exchange Commission or MAI's management:

     o A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

     o A record of any violation of this Code of Ethics and of any action taken as a result of such violation will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     o A record of all written acknowledgements (annual and update certifications) as required by this Code of Ethics for each person who is currently, or with the past five years was, an Employee of MAI;

     o A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, will be preserved by MAI for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, and who are or were responsible for reviewing these reports, will be maintained in an easily accessible place; and

     o MAI will preserve a record of any decision to approve the acquisition of any Private Placement or Initial Public Offering by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

     IX. REPORTING VIOLATIONS.

          MAI takes very seriously the potential for conflicts of interest caused by personal investing or other matters covered herein. As such, MAI requires its Employees to promptly report any violations of the Code of Ethics to the CCO. MAI's management is aware of the potential matters that may arise as a result of this requirement, and will take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

          MAI HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH BELOW. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

     X. SANCTIONS.

          Acts believed to be in violation of these policies and procedures must be reported immediately to the CCO, who will promptly undertake an investigation of the pertinent facts. No person will participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. In the event it is determined that a violation has occurred, the CCO may:

     o Issue a warning letter for first time violations of a less serious nature;

     o    Require that the trades in question be reversed;

     o    Require the disgorgement of profits;

     o    Issue a suspension of personal trading rights;

     o Report acts to appropriate regulatory bodies if such reporting is required and advisable;

     o Suspend the individual from active duties, without compensation, pending further review or proceedings;

     o Terminate the employment or business relationship of the individual for serious or repeated violations; or

     o Take any other action deemed appropriate or necessary and in the best interest of MAI or its clients.

          All sanctions and other actions taken will be in accordance with applicable employment laws and regulations. Any profits forfeited will be paid to the applicable client(s), if any, or given to a charity, as the CCO may determine is appropriate.

     XI. COMPLIANCE INQUIRIES

          The CCO will be responsible for administering the Code of Ethics. If you have any questions with respect to the policies set forth herein, you should consult with the CCO.

                                                                    ATTACHMENT A

FOR ILLUSTRATION ONLY -- ALL ACTUAL REQUESTS HANDLED THROUGH COMPLIANCE SCIENCE'S PERSONAL TRADING CONTROL CENTERo ("PTCC")

                      PERSONAL TRADING PRE-CLEARANCE FORM

This Personal Trading Pre-Clearance Form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for three business days.

1. Buy____________ Sell ____________ Short ____________ Cover ____________

2. Security____________________________________________________

3.  Common Stock ____________ Option_____________  Debt _______________
    Other ______________

4.  If applicable, is the security an IPO? Yes____________ No____________

5.  Ticker Symbol ___________________

6.  Number of Shares/Contracts/Principal ____________________

7.  Brokerage Account Number __________________
    Custodian ________________________

8. Any transaction described above establishing a position in a security is NOT undertaken on the basis of material, non-public information or confidential information regarding the activities of any client account. Employee has no inside information or other knowledge pertaining to this proposed transaction that would constitute a violation of the Code of Ethics.

9. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than thirty
(30) calendar days.

Employee _______________________________________(PRINT NAME)

Signed___________________________          Date____________________

By signing below, the individual verifies that, based on upon all available information, the proposed transaction described above does not appear to violate the Code of Ethics.

________________________                               _____________________
Chief Compliance Officer                               Date

                                                                    ATTACHMENT B

FOR ILLUSTRATION ONLY -- ALL ACTUAL REQUESTS HANDLED THROUGH COMPLIANCE SCIENCE'S PERSONAL TRADING CONTROL CENTERo ("PTCC")

PRIVATE PLACEMENT OR INITIAL PUBLIC OFFERING REQUEST AND REPORTING FORM

Name of Issuer: ___________________________________

Type of Security: ___________________________________

Public Offering Date: ___________________________________
                      (for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1. I am not investing in this Private Placement or Initial Public Offering to profit improperly from my position as an employee;

2. The investment opportunity did NOT arise by virtue of my activities on behalf of a client; and

3. To the best of my knowledge, no clients have any foreseeable interest in purchasing this security.


Furthermore, by signing below, I certify that I have read the Code of Ethics and believe that the proposed trade fully complies with the requirements of the Personal Trading Policy. I understand the firm reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.


Date: _________________________                 Signature: _____________________

                                                Print Name: ____________________

INTERNAL USE ONLY

_____ Approved  _____________ Not Approved         _____________Person Approving

Reasons Supporting Decision to Approve/Not Approve: ____________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                    ATTACHMENT C

                            INITIAL HOLDINGS REPORT

FOR ILLUSTRATION ONLY -- ALL ACTUAL REPORTING HANDLED THROUGH COMPLIANCE SCIENCE'S PERSONAL TRADING CONTROL CENTERo ("PTCC")

Date of Employment: __________________________________ (month/day/year)

The following is a list of current holdings as of a date not more than 45 calendar days prior to the date I became an employee:

--------------------------------------------------------------------------------
SECURITY     TYPE     TICKER/CUSIP     SHARES     PRINCIPAL AMOUNT     CUSTODIAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

** Please note that ALL accounts must be listed.

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial interest in the securities listed above.

Date:___________________________

Signature: _____________________

Print Name: ____________________

MAI - Code of Ethics - 2014-08-18 - Final.docx

                                                                    ATTACHMENT D

                             ANNUAL HOLDINGS REPORT

FOR ILLUSTRATION ONLY -- ALL ACTUAL REPORTING HANDLED THROUGH COMPLIANCE SCIENCE'S PERSONAL TRADING CONTROL CENTERo ("PTCC")

The following is a list of current holdings, as of __________________ , which is no more than 45 calendar days prior to the submission date of this Report:

--------------------------------------------------------------------------------
SECURITY     TYPE     TICKER/CUSIP     SHARES     PRINCIPAL AMOUNT     CUSTODIAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

** Please note that ALL accounts must be listed.

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial interest in the securities listed above.

Date:___________________________

Signature: _____________________

Print Name: ____________________

                                                                    ATTACHMENT E

                    QUARTERLY SECURITIES TRANSACTION REPORT

FOR ILLUSTRATION ONLY -- ALL ACTUAL REPORTING HANDLED THROUGH COMPLIANCE SCIENCE'S PERSONAL TRADING CONTROL CENTERo ("PTCC")

For the Calendar Quarter Ended: ___________________________ (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect beneficial interest, and which are required to be reported pursuant to the Code of Ethics.

--------------------------------------------------------------------------------
                                         PRINCIPAL
SECURITY   TICKER/CUSIP   DATE  SHARES   AMOUNT     BUY/SELL   PRICE   CUSTODIAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial interest in the securities listed above.

Date: _________________________

Signature: ____________________

Print Name: ____________________

                                                                    ATTACHMENT F

                           SAMPLE OF BROKERAGE LETTER

DATE

NAME OF CUSTODIAN
ADDRESS
CITY, STATE ZIP

Re: Account Number: __________________________

 Account Name: _______________________________

To Whom It May Concern,

As of DATE, please send to the undersigned monthly brokerage account statements, in electronic format if possible, for the above named account.

Please mail the account statements to:

               Attn: Chief Compliance Officer
               Mizuho Alternative Investments, LLC
               757 Third Avenue, 8 (th) floor
               New York, NY 10017
               mai.compliance@mizuhocbus.com

If you have any questions or concerns, please feel free to give me a call at
(xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely,

Name

Cc: Chief Compliance Officer

                                                                    ATTACHMENT G

FOR ILLUSTRATION ONLY -- ALL ACTUAL REQUESTS HANDLED THROUGH COMPLIANCE SCIENCE'S PERSONAL TRADING CONTROL CENTERo ("PTCC")

                          CODE OF ETHICS CERTIFICATION

To the Chief Compliance Officer:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics, as supplemented, amended or restated through the date hereof.

     2. I have read and understand the Code of Ethics and recognize that I am subject thereto.


Date Submitted: ________________________________________________________________

Print Name of
Certifying Person: _____________________________________________________________

Signature: _____________________________________________________________________

                                                                    ATTACHMENT H

FOR ILLUSTRATION ONLY -- ALL ACTUAL REQUESTS HANDLED THROUGH COMPLIANCE SCIENCE'S PERSONAL TRADING CONTROL CENTERo ("PTCC")

                        ANNUAL COMPLIANCE QUESTIONNAIRE

Please answer the following questions accurately for the past year or since you began employment at the firm if less than a year ago. Where indicated, explain your response by attaching additional sheets.

---------------------------------------------------------------------------------------------------
                                        QUESTIONS                                    YES     NO
---------------------------------------------------------------------------------------------------
1.   Are you or any member of your immediate family employed by a financial services company other than Mizuho Alternative Investments, LLC (MAI), or by a company that provides products or services to MAI?
---------------------------------------------------------------------------------------------------
2.   Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?
---------------------------------------------------------------------------------------------------
3.   Do you or any member of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company other than MAI or a company that provides products or services to MAI?
---------------------------------------------------------------------------------------------------
4.   Do you or any member of your immediate family serve as trustee, executor, or in a similar capacity for any of MAI's advisory clients or for an investor in one of MAI's advised investment funds (such as a non-profit or foundation)?
---------------------------------------------------------------------------------------------------
5.   Do you or any member of your immediate family have any other business or personal relationship with any of MAI's advisory clients or for an investor in one of MAI's advised investment funds?
---------------------------------------------------------------------------------------------------
6.   Are you or any member of your immediate family employed by any government entity and do you or such member have any input on investment decisions to be made by that government entity (such as a state or municipal pension plan)?
---------------------------------------------------------------------------------------------------
7.   Do you or any member of your immediate family serve as officers or directors of any organizations (including private companies, public companies, and not-for-profit organizations)?
---------------------------------------------------------------------------------------------------
8.   Are you aware of any conflicts of interest that have not already been disclosed to the Chief Compliance Officer (CCO) involving MAI, you
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                        QUESTIONS                                    YES     NO
---------------------------------------------------------------------------------------------------
9.   Have you complied with MAI's requirements regarding the disclosure and approval of outside business activities?
---------------------------------------------------------------------------------------------------
10.  Are you aware of any potentially material, non-public information that has not been previously disclosed to the CCO? (If yes, please indicate the capacity in which you received the information, but do not include the specific information in question.)
---------------------------------------------------------------------------------------------------
11.  Have you improperly transmitted proprietary information between MAI and any prior employers or other individuals or entities?
---------------------------------------------------------------------------------------------------
12.  Have you reported all of the political contributions that you made in the past two years, if you were required to report them?
---------------------------------------------------------------------------------------------------
13.  In the past 10 years, have you been convicted of or plead guilty or no contest in a domestic, foreign, or military court to any: o Felony o
     Misdemeanor involving investments or an investment-related business, or any fraud, false statements, filings or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
---------------------------------------------------------------------------------------------------
14.  In the past 10 years, has any federal regulatory agency, the U. S. Postal
     Service, any state regulatory agency, or any foreign financial regulatory authority found you to have: o Made a false statement or omission, or been dishonest, unfair, or unethical? o Been involved in a violation of investment-related regulations or statutes? o Been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
---------------------------------------------------------------------------------------------------
15.  In the past 10 years, has any federal regulatory agency, the U. S. Postal
     Service, any state regulatory agency, or any foreign financial regulatory authority:

     o    Entered an order or injunction against you in connection with an investment-related activity or the making of false representations?
     o    Denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                        QUESTIONS                                    YES     NO
---------------------------------------------------------------------------------------------------
16.  In the past 10 years, has any self-regulatory organization or commodities exchange found you to have:

     o    Made a false statement or omission?
     o    Been involved in a violation of its rules (other than a violation designated as a "minor rule violation" under a plan approved by the
          SEC)?
     o    Been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
---------------------------------------------------------------------------------------------------
17.  Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?
---------------------------------------------------------------------------------------------------
18.  In the past 10 years, has any domestic or foreign court:

     o    Enjoined or restrained you in connection with any investment or securities-related activity, or in connection with any false SEC filing?
     o    Found that you were involved in a violation of investment-related statutes or regulations?
     o    Dismissed, pursuant to a settlement agreement, an investment- related civil action brought against you by a state or foreign financial regulatory authority?
---------------------------------------------------------------------------------------------------
19.  Are you now the subject of any proceeding that could result in a "yes"
     answer to any of the preceding questions?
---------------------------------------------------------------------------------------------------
NEW EMPLOYEES SHOULD SKIP THE REMAINING QUESTIONS AND EXPLAIN ANY MARKS IN
SHADED BOXES BELOW THE TABLE.
---------------------------------------------------------------------------------------------------
20.  During the past 12 months, have you reported all personal securities transactions and reportable accounts in accordance with MAI's reporting policies and any policy exceptions granted to you by the CCO?
---------------------------------------------------------------------------------------------------
21.  During the past 12 months, have you reported gifts and entertainment in accordance with MAI's reporting policies?
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                        QUESTIONS                                    YES     NO
---------------------------------------------------------------------------------------------------
24.  To the best of your knowledge, during the past 12 months, has MAI and its employees (including yourself) complied with the company's written policies and procedures regarding:

     o    Account opening and closing;
     o    Advertising and promotional materials;
     o    Anti-money laundering;
     o    Books and records;
     o    Business continuity and disaster recovery planning;
     o    Custody and safeguarding of assets;
     o    Disclosure documents;
     o    Electronic communications;
     o    Fee billing;
     o    Identification, reporting, and resolution of trade errors;
     o    Insider trading;
     o    Investor relations and complaints;
     o    Media communications
     o    Outside business activities;
     o    Political contributions;
     o    Portfolio management;
     o    Privacy and identity theft;
     o    Proxy voting;
     o    Soft dollars;
     o    Solicitation arrangements;
     o    Trading and trade errors; and
     o    Valuation
---------------------------------------------------------------------------------------------------

To the Chief Compliance Officer:

1. I certify that I have filled out the foregoing truthfully and accurately.

2. I have read and understand the foregoing and the Code of Ethics and recognize that I am subject thereto.

Date Submitted: ________________________

Print Name: ____________________________

Signature: _____________________________

                                  ATTACHMENT I

SUMMARY OF PERSONAL TRADING REPORTING REQUIREMENTS AND SUBSTANTIVE RESTRICTIONS


THIS SUMMARY IS PROVIDED FOR YOUR CONVENIENCE. IF YOU HAVE ANY QUESTIONS OR ARE UNSURE OF WHAT IS REQUIRED BY THE CODE OF ETHICS, PLEASE REVIEW THE MORE SPECIFIC PROVISIONS FOUND IN THE CODE OF ETHICS, OR PLEASE SPEAK TO THE CCO.

----------------------------------------------------------------------------------------
INSTRUMENT                        TRADING         REPORTING     PRE-TRADE     30-DAY
                                  PROHIBITED      REQUIRED      CLEARANCE     HOLDING
                                                                PERIOD
----------------------------------------------------------------------------------------
U.S. Treasury bills, notes        No              No             No             No
and bonds
----------------------------------------------------------------------------------------
Money market instruments          No              No             No             No
----------------------------------------------------------------------------------------
U.S. mutual funds                 No              No             No             No
----------------------------------------------------------------------------------------
Large cap stocks                  No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Mid and small cap stocks          No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Corporate bonds                   No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Municipal bonds                   No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Non-U.S. bonds                    No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Foreign investment funds          No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Private investments (5)           No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Initial public offerings          No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Single-name options               No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Index options                     No              Yes            Yes            Yes
----------------------------------------------------------------------------------------
Closed-end 1940 Act funds         No              Yes            No             No
----------------------------------------------------------------------------------------
Security ETFs                     No              Yes            No             No
----------------------------------------------------------------------------------------
Commodity ETFs                    No              Yes            No             No
----------------------------------------------------------------------------------------
Equity index futures              Yes
----------------------------------------------------------------------------------------
Currency futures                  Yes
----------------------------------------------------------------------------------------
Bond and rates futures            Yes
----------------------------------------------------------------------------------------
Non-financial futures             Yes
(agricultural/energy/metals)
----------------------------------------------------------------------------------------




----------
(5) For example, private equity investments, venture capital investments, or hedge fund investments.

                                      I-1